Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated July 17, 1997, with respect to the financial statements of Williams & Sun, Inc. included in the Current Report on Form 8-K/A dated December 15, 1997 of Landec Corporation, filed with the Securities and Exchange Commission.


                                                      KATZ, SAPPER & MILLER, LLP


Indianapolis, Indiana
December 12, 1997

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